Ameriprise Financial, Inc. Minneapolis, MN NYSE: AMP January 25, 2023

Ameriprise Financial Reports
Fourth Quarter 2022 Results

Earnings Per Diluted Share			Return on Equity, ex AOCI (1)
	Q4 2022	FY 2022		2022
GAAP	$4.43	$22.51	GAAP	43.1%
Adjusted Operating	$6.94	$23.96	Adjusted Operating	45.9%
Adjusted Operating, Ex. Unlocking (2)	$6.94	$25.14	Adjusted Operating, Ex. Unlocking (2)	48.1%

•Fourth quarter adjusted operating earnings per diluted share was $6.94, up 13 percent from the prior year period driven by strong business performance and capital return to shareholders. Full year adjusted operating earnings per diluted share excluding unlocking increased 11 percent to $25.14.
Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer

“Ameriprise delivered excellent results in the quarter with operating EPS up 13 percent, capping off a strong year, with full year operating EPS(4) up 11 percent, reaching a new high of $25.14.

“We achieved record results in 2022 that demonstrate the strength, diversification and capabilities of our business. Wealth Management client flows for the year hit a new high reflecting our proven, advice-based client experience and broad suite of solutions. In addition, we are seeing strong growth across our cash offerings including at the bank – a significant benefit in this rising interest rate environment.

“Our Retirement and Protection Solutions business also benefited from increased spread revenue and had a good quarter. And while our Asset Management business was impacted by the industry-wide pressure from lower markets and volatility, we remained focused on executing our strategic priorities, including the integration of the BMO EMEA business.

“Capital management is a differentiator for Ameriprise. As we grow, we consistently generate significant free cash flow across our business that we reinvest in the business and return to shareholders. In 2022, we returned approximately 85 percent of earnings to shareholders, including devoting $1.9 billion to share repurchases and a double digit increase in our dividend.

“Ameriprise is well-positioned to build on our momentum in 2023.”

•Fourth quarter GAAP net income per diluted share was $4.43 compared to $5.96 a year ago, primarily reflecting market impacts on the valuation of derivatives. Full year GAAP net income per diluted share decreased 2 percent to $22.51.

•Pretax adjusted operating earnings reached a new high of $973 million, up 9 percent, from excellent growth in the Wealth Management business. The Advice and Wealth Management margin reached a new record high of 30 percent.

•Adjusted operating net revenues of $3.6 billion declined only 2 percent in the quarter, as excellent growth in Wealth Management largely offset a reduction in Asset Management fees from market depreciation.

•Advice & Wealth Management total client flows were $12.4 billion in the quarter, reaching a record high of $42.5 billion for the year, and Ameriprise Bank and Certificate Company assets grew to $29 billion.

•Investment performance at Columbia Threadneedle Investments remained strong in a volatile market environment with 131 funds with 4- and 5-star Morningstar ratings.
•The company returned $610 million of capital to shareholders in the quarter and $2.4 billion for the full year driven by strong balance sheet fundamentals and significant free cash flow generation.
•For the fourth consecutive year, Ameriprise was recognized by J.D. Power for providing “an outstanding customer service experience” for phone support for advisors.(3)
(1) Return on equity excluding AOCI is calculated on a trailing 12-month basis.
(2) Unlocking impacts reflect the company’s annual review of insurance and annuity valuation assumptions and model changes, and the Long Term Care (LTC) gross premium valuation.
(3) J.D. Power 2022 Certified Customer Service ProgramSM recognition is based on successful completion of an evaluation and exceeding a customer satisfaction benchmark through a survey of recent servicing interactions. For more information, visit http://www.jdpower.com/ccc.
(4) Excluding unlocking.

Ameriprise Financial, Inc.
Fourth Quarter Summary
	Quarter Ended December 31,		% Over/ (Under)	Year-to-date December 31,		% Over/ (Under)
(in millions, except per share amounts, unaudited)	2022	2021		2022	2021
GAAP net income	$494	$701	(30)%	$2,559	$2,760	(7)%
Adjusted operating earnings	$773	$723	7%	$2,724	$2,724	-
Adjusted operating earnings excluding unlocking (see reconciliation starting on p. 24)	$773	$723	7%	$2,858	$2,730	5%

GAAP net income per diluted share	$4.43	$5.96	(26)%	$22.51	$23.00	(2)%
Adjusted operating earnings per diluted share	$6.94	$6.15	13%	$23.96	$22.70	6%
Adjusted operating earnings per diluted share excluding unlocking (see reconciliation starting on p. 24)	$6.94	$6.15	13%	$25.14	$22.75	11%

GAAP Return on Equity, ex. AOCI	43.1%	51.2%		43.1%	51.2%
Adjusted Operating Return on Equity, ex. AOCI	45.9%	50.6%		45.9%	50.6%
Adjusted Operating Return on Equity, ex. AOCI and unlocking	48.1%	50.7%		48.1%	50.7%

Weighted average common shares outstanding:
Basic	108.9	114.6		111.3	117.3
Diluted	111.4	117.6		113.7	120.0

Current quarter GAAP results after tax were impacted by the valuation of derivatives and included $12 million of integration costs from the acquisition of BMO EMEA. GAAP results in the prior year quarter were modestly impacted by the market changes that negatively affected credit spreads and the valuation of derivatives.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
	Quarter Ended December 31,		% Over/ (Under)
(in millions, unaudited)	2022	2021
Adjusted operating net revenues	$2,226	$2,114	5%

Distribution expenses	1,153	1,275	10%
G&A / other expense	408	367	(11)%
Adjusted operating expenses	1,561	1,642	5%
Pretax adjusted operating earnings	$665	$472	41%

Pretax adjusted operating margin	29.9%	22.3%	760 bps

	Quarter Ended December 31,		% Over/ (Under)
(in billions, unless otherwise noted)	2022	2021
Total client assets	$758	$858	(12)%
Total client net flows (1)	$12.4	$12.5	(1)%
Wrap net flows (1)	$6.2	$10.5	(41)%
AWM cash balances	$47.2	$43.8	8%
Average gross yield on cash balances (in bps)	373	62	311 bps
Adjusted operating net revenue per advisor (TTM in thousands)	$827	$796	4%

(1) See definition on page 12.
Advice & Wealth Management pretax adjusted operating earnings increased 41 percent to $665 million, and the pretax adjusted operating margin reached a new record of 30 percent. This strong performance was a result of continued significant organic growth with flows into advisory and brokerage accounts. The strategy to expand Ameriprise Bank and Certificate Company drove 59 percent asset growth for these businesses. The advisor base continues to build with excellent advisor retention, strong recruiting and increased productivity.

Net revenues increased 5 percent as client inflows, higher investment income from bank growth and rising interest rates more than offset lower fees related to market depreciation and lower client activity, consistent with industry trends.

Adjusted operating expenses declined 5 percent to $1.6 billion compared to a year ago. Distribution expenses declined 10 percent primarily from lower markets. G&A and other expenses were $408 million, reflecting investments for business growth, including the bank, as well as higher volume-related activity from client inflows. Prior year G&A expenses included unusually low staffing levels and limited travel and entertainment expense. The company continues to manage expenses prudently.

Wealth Management delivered robust organic growth. Clients and advisors remained engaged and focused on positioning portfolios to meet financial planning goals in the face of a challenging market environment.
•Total client net flows were strong at $12.4 billion, evenly split between flows into advisory and non-advisory accounts, a mix shift that was consistent with the current market environment. For the full year, total client flows hit a new high of $42.5 billion.
•Total AWM cash balances increased 8 percent to $47.2 billion and 2 percent on a sequential basis. These cash balances provide important flexibility to drive sustainable financial benefits.
•Adjusted operating net revenue per advisor on a trailing 12-month basis was up 4 percent to $827,000, reflecting the impact of the market environment.
•Total advisors increased 2 percent to 10,269 with excellent advisor retention and the addition of 72 experienced advisors in the quarter.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
	Quarter Ended December 31,		% Over/ (Under)
(in millions, unaudited)	2022	2021
Adjusted operating net revenues	$785	$1,060	(26)%

Distribution expenses	228	294	22%
G&A / other expenses	411	436	6%
Adjusted operating expenses	639	730	12%
Pretax adjusted operating earnings	$146	$330	(56)%

Net pretax adjusted operating margin (1)	28.6%	45.7%	(1,710) bps

	Quarter Ended December 31,		% Over/ (Under)
(in billions)	2022	2021
Total segment AUM	$584	$754	(23)%

Net Flows
Global Retail net flows	$(3.7)	$13.8	NM
Global Institutional net flows, ex. legacy insurance partners flows	5.0	14.6	(78)%
Legacy insurance partners flows	(1.7)	(0.9)	(81)%
Total segment net flows	$(0.4)	$27.5	NM

Model delivery AUA Flows (2)	$1.1	$0.8	40%

(1) See reconciliation on page 13.
(2) Estimated based on the period to period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Asset Management results in the quarter were impacted, like the industry, by the challenging market environment and $12 million of negative mark-to-market impacts.

Pretax adjusted operating earnings and adjusted operating net revenues declined to $146 million and $785 million, respectively, primarily from lower fee revenue resulting from market depreciation and net outflows, as well as mark-to-market impacts in the quarter and timing of performance fees. Earnings from performance fees were $30 million higher in the prior year. Net pretax adjusted operating margin was 29 percent in the quarter.

Adjusted operating expenses decreased 12 percent. G&A and other expenses continue to be well managed, down 6 percent. Distribution expenses decreased 22 percent primarily from market depreciation and lower sales.

Total AUM decreased 23 percent to $584 billion primarily from market depreciation. Investment performance remained strong in a volatile environment with 131 funds with 4- and 5-star Morningstar ratings.

In the quarter, net outflows were $0.4 billion and included $1.7 billion of outflows related to legacy insurance partners. Institutional inflows continued to offset elevated retail outflows.
•Retail net outflows were $3.7 billion, which included reinvested dividends. In North America, there were outflows in equity and fixed income strategies, similar to industry trends. In EMEA, outflows persisted as investor sentiment remained weak from higher interest rates and geopolitical strain.
•Global institutional net inflows were $5.0 billion primarily from liability-driven investing mandates.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
	Quarter Ended December 31,		% Over/ (Under)
(in millions, unaudited)	2022	2021
Adjusted operating net revenues	$816	$815	-
Adjusted operating expenses	587	632	7%
Pretax adjusted operating earnings	$229	$183	25%

Retirement & Protection Solutions continues to generate strong free cash flow with a differentiated risk profile. We took strategic actions in the quarter to reposition the investment portfolio to extend duration to capture benefits from higher interest rates, a portion of which was recognized in the quarter.

Pretax adjusted operating earnings were $229 million, up 25 percent from last year, primarily due to higher investment income, lower amortization of deferred acquisition cost and lower sales levels.

Retirement & Protection Solutions sales continued to reflect muted overall industry sales levels as well as management actions to optimize our business mix. Protection sales decreased 30 percent to $68 million, primarily related to the market environment. The majority of sales remain in higher-margin accumulation VUL products. Variable annuity sales decreased 39 percent to $0.9 billion, reflecting the discontinuation of sales with living benefit riders that was completed in June, as well as the industry slowdown due to market dislocation.

Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results
	Quarter Ended December 31,		% Over/ (Under)
(in millions, unaudited)	2022	2021
Corporate & Other, excluding Closed Blocks	$(81)	$(88)	8%
Closed Blocks (1)	14	(3)	NM
Pretax adjusted operating earnings	$(67)	$(91)	26%

Long Term Care	$18	$4	NM
Fixed Annuities	(4)	(7)	43%
Closed Blocks pretax adjusted operating earnings	$14	$(3)	NM

(1) Long Term Care and Fixed Annuities.
NM Not Meaningful - variance equal to or greater than 100%

Total Corporate & Other pretax adjusted operating loss was $67 million, a $24 million improvement from the prior year.

Corporate & Other, excluding Closed Blocks, pretax adjusted operating loss was $81 million, a $7 million improvement from the prior year, which included a $15 million unfavorable impact from share price appreciation on compensation-related expense.

Long Term Care pretax adjusted operating earnings were $18 million, reflecting the repositioning of the investment portfolio, impacts from premium rate increases and benefit reductions, and improved underlying claims experience, as well as a benefit from a claims processing catch-up by our third-party vendor.

Fixed Annuities pretax adjusted operating loss was in line with expectations at $4 million.

Taxes
The operating effective tax rate increased to 20.6 percent for the fourth quarter and 19.7 percent for the full year.

Contacts

Investor Relations: Media Relations:

Alicia A. Charity Paul W. Johnson
Ameriprise Financial Ameriprise Financial
(612) 671-2080 (612) 671-0625
alicia.a.charity@ampf.com paul.w.johnson@ampf.com

Stephanie M. Rabe
Ameriprise Financial
(612) 671-4085
stephanie.m.rabe@ampf.com

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 125 years. With extensive investment advice, asset management and insurance capabilities and a nationwide network of more than 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs. For more information, or to find an Ameriprise financial advisor, visit ameriprise.com.

Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited, Columbia Threadneedle Asset Managers Limited, Columbia Threadneedle (EM) Investments Limited, and Pyrford International Ltd, are SEC- and FCA-registered investment adviser affiliates of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

Non-GAAP Financial Measures

The company believes the presentation of adjusted operating earnings and other non-GAAP financial measures, and the corresponding ratios, best represents the underlying performance of our core operations and facilitates a more meaningful trend analysis without the distortion of various adjustment items. Management uses non-GAAP financial measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors and to provide a valuable perspective for investors. These non-GAAP financial measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. These measures are discussed in more detail below and may not be comparable to other companies’ similarly titled non-GAAP financial measures. Non-GAAP financial measure reconciliations can be found on the subsequent pages.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:
•statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, acquisition integration, general and administrative costs, net pretax adjusted operating margin, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;
•other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets; and
•statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “commitment,” “scenario,” “case,” “appear,” “expands” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2021 available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements.

The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-K for the period ended December 31, 2022.

Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC.

J.D. Power 2022 Certified Customer Service ProgramSM recognition is based on successful completion of an evaluation and exceeding a customer satisfaction benchmark through a survey of recent servicing interactions. Ameriprise advisors evaluated the firm’s performance in these factors: satisfaction with the IVR routing process, and the customer service representative which includes knowledge, courtesy, concern, call duration/transfers/hold time, and timeliness of resolution in addition to overall satisfaction. Ameriprise paid a fee to J.D. Power to be independently evaluated through this program and cite the results. Ameriprise’s use of results of the evaluation is subject to a license fee. For more information, visit https://www.jdpower.com/ccc.

Ameriprise Financial, Inc.
Consolidated GAAP Results
(in millions, except per share amounts, unaudited)	4 Qtr 2022	4 Qtr 2021	% Over/ (Under)	3 Qtr 2022	% Over/ (Under)
Revenues
Management and financial advice fees	$2,125	$2,555	(17)%	$2,172	(2)%
Distribution fees	528	462	14%	506	4%
Net investment income	577	255	NM	349	65%
Premiums, policy and contract charges	317	367	(14)%	361	(12)%
Other revenues	126	123	2%	118	7%
Total revenues	3,673	3,762	(2)%	3,506	5%
Banking and deposit interest expense	56	2	NM	15	NM
Total net revenues	3,617	3,760	(4)%	3,491	4%
Expenses
Distribution expenses	1,195	1,322	10%	1,195	-
Interest credited to fixed accounts	222	145	(53)%	157	(41)%
Benefits, claims, losses and settlement expenses	709	378	(88)%	370	(92)%
Amortization of deferred acquisition costs	(147)	47	NM	107	NM
Interest and debt expense	62	42	(48)%	52	(19)%
General and administrative expense	957	960	-	925	(3)%
Total expenses	2,998	2,894	(4)%	2,806	(7)%
Pretax income	619	866	(29)%	685	(10)%
Income tax provision	125	165	24%	137	9%
Net income	$494	$701	(30)%	$548	(10)%

Earnings per share
Basic earnings per share	$4.54	$6.12		$4.96
Earnings per diluted share	$4.43	$5.96		$4.86

Weighted average common shares outstanding
Basic	108.9	114.6		110.5
Diluted	111.4	117.6		112.7

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Consolidated Highlights and Capital Summary
(in millions unless otherwise noted, unaudited)	4 Qtr 2022	4 Qtr 2021	% Over/ (Under)	3 Qtr 2022	% Over/ (Under)

Assets Under Management and Administration
Advice & Wealth Management AUM	$409,027	$460,935	(11)%	$382,364	7%
Asset Management AUM	584,029	754,056	(23)%	546,493	7%
Corporate AUM	212	136	56%	170	25%
Eliminations	(36,945)	(44,160)	16%	(35,494)	(4)%
Total Assets Under Management	956,323	1,170,967	(18)%	893,533	7%
Total Assets Under Administration	222,011	246,891	(10)%	207,965	7%
Total AUM and AUA	$1,178,334	$1,417,858	(17)%	$1,101,498	7%

S&P 500
Daily average	3,850	4,600	(16)%	3,983	(3)%
Period end	3,840	4,766	(19)%	3,586	7%

Weighted Equity Index (WEI) (1)
Daily average	2,536	3,068	(17)%	2,606	(3)%
Period end	2,549	3,152	(19)%	2,347	9%

Common shares
Beginning balance	106.7	112.4	(5)%	108.4	(2)%
Repurchases	(1.6)	(1.6)	-	(1.8)	11%
Issuances	0.3	0.4	(25)%	0.1	NM
Other	(0.1)	(0.3)	67%	—	-
Total common shares outstanding	105.3	110.9	(5)%	106.7	(1)%
Restricted stock units	2.8	3.0	(7)%	2.8	-
Total basic common shares outstanding	108.1	113.9	(5)%	109.5	(1)%
Total potentially dilutive shares	2.5	2.9	(14)%	2.3	9%
Total diluted shares	110.6	116.8	(5)%	111.8	(1)%

Capital Returned to Shareholders
Dividends paid	$138	$131	5%	$140	(1)%
Common stock share repurchases	472	499	(5)%	492	(4)%
Total Capital Returned to Shareholders	$610	$630	(3)%	$632	(3)%

(1) Weighted Equity Index is an Ameriprise calculated proxy for equity market movements calculated using a weighted average of the S&P 500, Russell 2000, Russell Midcap and MSCI EAFE indices based on North America distributed equity assets.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
(in millions, unaudited)	4 Qtr 2022	4 Qtr 2021	% Over/ (Under)	3 Qtr 2022	% Over/ (Under)

Revenues
Management and financial advice fees:
Advisory fees	$1,084	$1,209	(10)%	$1,107	(2)%
Financial planning fees	117	114	3%	97	21%
Transaction and other fees	90	96	(6)%	93	(3)%
Total management and financial advice fees	1,291	1,419	(9)%	1,297	-
Distribution fees:
Mutual funds	171	220	(22)%	180	(5)%
Insurance and annuity	203	256	(21)%	205	(1)%
Off-Balance sheet brokerage cash (1)	144	14	NM	110	31%
Other products	81	81	-	84	(4)%
Total distribution fees	599	571	5%	579	3%
Net investment income	331	68	NM	219	51%
Other revenues	61	58	5%	57	7%
Total revenues	2,282	2,116	8%	2,152	6%
Banking and deposit interest expense	56	2	NM	15	NM
Adjusted operating total net revenues	2,226	2,114	5%	2,137	4%

Expenses
Distribution expenses	1,153	1,275	10%	1,149	-
Interest and debt expense	2	2	-	3	33%
General and administrative expense	406	365	(11)%	390	(4)%
Adjusted operating expenses	1,561	1,642	5%	1,542	(1)%
Pretax adjusted operating earnings	$665	$472	41%	$595	12%

Pretax adjusted operating margin	29.9%	22.3%		27.8%

(1) Prior to Q1 2022, Off-Balance sheet brokerage cash was included in Other products. Prior periods have been restated.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Operating Metrics
(in millions unless otherwise noted, unaudited)	4 Qtr 2022	4 Qtr 2021	% Over/ (Under)	3 Qtr 2022	% Over/ (Under)

AWM Total Client Assets	$758,156	$857,584	(12)%	$711,428	7%

Total Client Flows (1)	$12,381	$12,542	(1)%	$11,164	11%

Total Wrap Accounts
Beginning assets	$385,210	$435,375	(12)%	$399,287	(4)%
Net flows	6,212	10,541	(41)%	6,449	(4)%
Market appreciation (depreciation) and other	20,674	18,772	10%	(20,526)	NM
Total wrap ending assets	$412,096	$464,688	(11)%	$385,210	7%

Advisory wrap account assets ending balance (2)	$407,759	$459,499	(11)%	$381,136	7%

Brokerage Cash & Certificates Balances
On-balance sheet (Net Investment Income)
On-balance sheet - broker dealer	$3,168	$3,513	(10)%	$3,345	(5)%
On-balance sheet - bank	18,305	11,419	60%	18,594	(2)%
On-balance sheet - certificate	9,313	5,300	76%	6,202	50%
Total on-balance sheet	$30,786	$20,232	52%	$28,141	9%
Off-balance sheet (Distribution Fees)
Off-balance sheet - broker dealer	$16,425	$23,593	(30)%	$18,155	(10)%
Total brokerage cash & certificates balances	$47,211	$43,825	8%	$46,296	2%

Gross Fee Yield
On-balance sheet - broker dealer	3.14%	0.06%		1.74%
On-balance sheet - bank	4.08%	1.27%		2.98%
On-balance sheet - certificates	3.98%	0.94%		2.75%
Off-balance sheet - broker dealer	3.31%	0.26%		2.13%

Weighted Average Gross Fee Yield	3.73%	0.62%		2.51%

Financial Advisors
Employee advisors	2,096	2,128	(2)%	2,089	-
Franchisee advisors	8,173	7,988	2%	8,193	-
Total financial advisors	10,269	10,116	2%	10,282	-

Advisor Retention
Employee	92.1%	92.0%		91.9%
Franchisee	94.1%	94.2%		94.4%

(1) Total client flows represent inflows of client cash and securities less client outflows. Inflows include dividends and interest; outflows include fees. Excludes short-term and long-term capital gain distributions.

(2) Advisory wrap account assets represent those assets for which clients receive advisory services and are the primary driver of revenue earned on wrap accounts. Clients may hold non-advisory investments in their wrap accounts that do not incur an advisory fee.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
(in millions, unaudited)	4 Qtr 2022	4 Qtr 2021	% Over/ (Under)	3 Qtr 2022	% Over/ (Under)

Revenues
Management and financial advice fees:
Asset management fees:
Retail	$483	$624	(23)%	$509	(5)%
Institutional	151	248	(39)%	159	(5)%
Transaction and other fees	50	58	(14)%	51	(2)%
Revenue from other sources (1)	4	7	(43)%	4	-
Total management and financial advice fees	688	937	(27)%	723	(5)%
Distribution fees:
Mutual funds	52	70	(26)%	56	(7)%
Insurance and annuity	38	49	(22)%	40	(5)%
Total distribution fees	90	119	(24)%	96	(6)%
Net investment income	3	2	50%	2	50%
Other revenues	4	2	NM	2	NM
Total revenues	785	1,060	(26)%	823	(5)%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	785	1,060	(26)%	823	(5)%

Expenses
Distribution expenses	228	294	22%	238	4%
Amortization of deferred acquisition costs	1	3	67%	2	50%
Interest and debt expense	2	2	-	1	NM
General and administrative expense	408	431	5%	391	(4)%
Adjusted operating expenses	639	730	12%	632	(1)%
Pretax adjusted operating earnings	$146	$330	(56)%	$191	(24)%

Net Pretax Adjusted Operating Margin Reconciliation
Adjusted operating total net revenues	$785	$1,060	(26)%	$823	(5)%
Distribution pass thru revenues	(179)	(234)	24%	(187)	4%
Subadvisory and other pass thru revenues	(88)	(97)	9%	(91)	3%
Net adjusted operating revenues	$518	$729	(29)%	$545	(5)%

Pretax adjusted operating earnings	$146	$330	(56)%	$191	(24)%
Adjusted operating net investment income	(3)	(2)	(50)%	(2)	(50)%
Amortization of intangibles	5	5	-	5	-
Net adjusted operating earnings	$148	$333	(56)%	$194	(24)%

Pretax adjusted operating margin	18.6%	31.1%		23.2%
Net pretax adjusted operating margin (2)	28.6%	45.7%		35.6%

Performance fees (3)
Performance fees	$8	$90	(91)%	$1	NM
General and administrative expense related to performance fees	3	55	95%	—	-
Net performance fees	$5	$35	(86)%	$1	NM

(1) Includes revenue from separate accounts that qualify as investment contracts under insurance accounting standards.
(2) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues.
(3) Performance fees do not include CLO incentive fees.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	4 Qtr 2022	4 Qtr 2021	% Over/ (Under)	3 Qtr 2022	% Over/ (Under)

Managed Assets Rollforward (1)
Global Retail Funds
Beginning assets	$296,203	$355,719	(17)%	$322,938	(8)%
Inflows	11,836	20,084	(41)%	11,715	1%
Outflows	(20,128)	(18,568)	(8)%	(17,642)	(14)%
Net VP/VIT fund flows	(1,133)	(1,093)	(4)%	(999)	(13)%
Net new flows (2)	(9,425)	423	NM	(6,926)	(36)%
Reinvested dividends	5,676	13,414	(58)%	1,647	NM
Net flows	(3,749)	13,837	NM	(5,279)	29%
Distributions	(6,357)	(15,093)	58%	(1,861)	NM
Acquired assets (3)	—	36,980	NM	—	-
Market appreciation (depreciation) and other	18,606	18,478	1%	(15,281)	NM
Foreign currency translation (4)	4,590	(552)	NM	(4,314)	NM
Total ending assets	309,293	409,369	(24)%	296,203	4%
% of total retail assets sub-advised (9)	16.0%	14.7%		15.7%

Global Institutional
Beginning assets	250,290	227,679	10%	275,212	(9)%
Inflows (5)	15,374	24,449	(37)%	14,932	3%
Outflows (5)	(12,042)	(10,817)	(11)%	(12,056)	-
Net flows (2)	3,332	13,632	(76)%	2,876	16%
Acquired assets (3)	—	99,236	NM	—	-
Market appreciation (depreciation) and other (6)	10,952	5,244	NM	(17,785)	NM
Foreign currency translation (4)	10,162	(1,104)	NM	(10,013)	NM
Total ending assets	274,736	344,687	(20)%	250,290	10%

Total managed assets	$584,029	$754,056	(23)%	$546,493	7%

Total net flows	$(417)	$27,469	NM	$(2,403)	83%

Legacy insurance partners flows	$(1,663)	$(920)	(81)%	$(1,053)	(58)%

Total Assets Under Advisement (7)	$22,163	$20,194	10%	$22,313	(1)%
Model delivery AUA flows (8)	$1,146	$820	40%	$(542)	NM

(1) Q4 2021 rollforwards were restated for a reclass between retail and institutional. Total AUM remained unchanged.
(2) Included in net flows are the amounts from the US asset transfer from the BMO acquisition of $16,948 ($2,922 retail and $14,026 institutional) from Q4 2021.
(3) Reflects the acquisition of BMO’s EMEA Asset Management business that closed on November 8, 2021.
(4) Amounts represent local currency to US dollar translation for reporting purposes.
(5) Global Institutional inflows and outflows include net flows from our RiverSource Structured Annuity product and Ameriprise Bank, FSB.
(6) Included in Market appreciation (depreciation) and other for Global Institutional is the change in affiliated general account balance excluding net flows related to our Structured Annuity product and Ameriprise Bank, FSB.

(7) Assets are presented on a one-quarter lag.
(8) Estimated flows based on the period to period change in assets less calculated performance based on strategy returns on a one-quarter lag.
(9) Q4 2021 % of total retail assets sub-advised has been restated.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	4 Qtr 2022	4 Qtr 2021	% Over/ (Under)	3 Qtr 2022	% Over/ (Under)

Total Managed Assets by Type (1)
Equity	$301,223	$402,841	(25)%	$278,446	8%
Fixed income	209,997	277,039	(24)%	194,643	8%
Money market	21,936	10,084	NM	21,261	3%
Alternative	33,697	39,872	(15)%	35,238	(4)%
Hybrid and other	17,176	24,220	(29)%	16,905	2%
Total managed assets by type	$584,029	$754,056	(23)%	$546,493	7%

Average Managed Assets by Type (1) (2)
Equity	$298,195	$372,152	(20)%	$305,078	(2)%
Fixed income	204,680	251,533	(19)%	214,305	(4)%
Money market	21,876	8,258	NM	18,499	18%
Alternative	34,510	33,939	2%	36,962	(7)%
Hybrid and other	17,133	23,686	(28)%	18,417	(7)%
Total average managed assets by type	$576,394	$689,568	(16)%	$593,261	(3)%

(1) In Q4 2021, the definition of Alternative AUM was changed to now include real estate, CLOs, private equity, hedge funds (direct and funds of funds), infrastructure and commodities. Prior periods have been restated to reflect this change.

(2) Average ending balances are calculated using the average of the prior period’s ending balance and all months in the current period.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Performance Metrics
	4 Qtr 2022

Retail Fund Rankings in Top 2 Quartiles or Above Index Benchmark - Asset Weighted	1 year	3 year	5 year	10 year
Equity	56%	75%	75%	90%
Fixed Income	39%	52%	56%	86%
Asset Allocation	22%	61%	70%	90%

4- or 5-star Morningstar rated funds	Overall	3 year	5 year	10 year
Number of Rated Funds	131	91	86	99
Percent of Rated Assets	55%	43%	45%	57%

Retail Fund performance rankings for each fund are measured on a consistent basis against the most appropriate peer group or index. Peer groupings of Columbia funds are defined by Lipper category and are based on the Primary Share Class (i.e., Institutional if available, otherwise Advisor or Instl3 share class), net of fees. Peer groupings of Threadneedle funds are defined by either IA or Morningstar index and based on the Primary Share Class. Comparisons to Index are measured Gross of Fees.

To calculate asset weighted performance, the sum of the total assets of the funds with above median ranking are divided by total assets of all funds. Funds with more assets will receive a greater share of the total percentage above or below median.

Aggregated Asset Allocation Funds may include funds that invest in other Columbia or Threadneedle branded mutual funds included in both equity and fixed income.

Morningstar as of 12/31/22. Columbia funds are available for purchase by U.S. customers. Out of 104 Columbia funds rated (based on primary share class), 15 received a 5-star Overall Rating and 35 received a 4-star Overall Rating. Out of 157 Threadneedle funds rated (based on primary share class), 27 received a 5-star Overall Rating and 54 received a 4-star Overall Rating. The Overall Morningstar Rating is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar Rating metrics. Not all funds are available in all jurisdictions, to all investors or through all firms.

© 2022 Morningstar. All rights reserved. The Morningstar information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
(in millions, unaudited)	4 Qtr 2022	4 Qtr 2021	% Over/ (Under)	3 Qtr 2022	% Over/ (Under)

Revenues
Management and financial advice fees	$184	$237	(22)%	$189	(3)%
Distribution fees	98	124	(21)%	101	(3)%
Net investment income	180	113	59%	151	19%
Premiums, policy and contract charges	352	337	4%	342	3%
Other revenues	2	4	(50)%	3	(33)%
Total revenues	816	815	-	786	4%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	816	815	-	786	4%

Expenses
Distribution expenses	99	134	26%	103	4%
Interest credited to fixed accounts	97	96	(1)%	97	-
Benefits, claims, losses and settlement expenses	253	244	(4)%	414	39%
Amortization of deferred acquisition costs	48	70	31%	49	2%
Interest and debt expense	11	9	(22)%	10	(10)%
General and administrative expense	79	79	-	82	4%
Adjusted operating expenses	587	632	7%	755	22%
Pretax adjusted operating earnings	$229	$183	25%	$31	NM

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Operating Metrics
(in millions, unaudited)	4 Qtr 2022	4 Qtr 2021	% Over/ (Under)	3 Qtr 2022	% Over/ (Under)

Variable Annuities Rollforwards
Beginning balance	$71,262	$89,635	(20)%	$75,687	(6)%
Deposit	930	1,530	(39)%	923	1%
Withdrawals and terminations	(1,543)	(2,011)	23%	(1,419)	(9)%
Net flows	(613)	(481)	(27)%	(496)	(24)%
Investment performance and interest credited	3,736	3,138	19%	(3,929)	NM
Total ending balance - contract accumulation values	$74,385	$92,292	(19)%	$71,262	4%

Variable annuities fixed sub-accounts	$4,779	$4,990	(4)%	$4,887	(2)%

Life Insurance In Force	$198,859	$198,553	-	$198,510	-

Net Amount at Risk (Life)	$38,638	$37,652	3%	$39,432	(2)%

Net Policyholder Reserves
VUL/UL	$13,357	$15,049	(11)%	$12,718	5%
Term and whole life	159	167	(5)%	161	(1)%
Disability insurance	465	483	(4)%	469	(1)%
Other insurance	564	608	(7)%	573	(2)%
Total net policyholder reserves	$14,545	$16,307	(11)%	$13,921	4%

DAC Ending Balances
Variable Annuities DAC	$1,967	$1,876	5%	$1,808	9%
Life and Health DAC	$1,146	$847	35%	$1,137	1%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	4 Qtr 2022	4 Qtr 2021	% Over/ (Under)	3 Qtr 2022	% Over/ (Under)

Corporate Excluding Long Term Care and Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	(3)	(12)	75%	(11)	73%
Premiums, policy and contract charges	—	(1)	NM	—	-
Other revenues	3	4	(25)%	2	50%
Total revenues	—	(9)	NM	(9)	NM
Banking and deposit interest expense	3	1	NM	2	(50)%
Adjusted operating total net revenues	(3)	(10)	70%	(11)	73%

Expenses
Distribution expenses	—	—	-	—	-
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	—	(1)	NM	—	-
Amortization of deferred acquisition costs	—	(1)	NM	—	-
Interest and debt expense	19	13	(46)%	14	(36)%
General and administrative expense	59	67	12%	48	(23)%
Adjusted operating expenses	78	78	-	62	(26)%
Pretax adjusted operating earnings (loss)	$(81)	$(88)	8%	$(73)	(11)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	4 Qtr 2022	4 Qtr 2021	% Over/ (Under)	3 Qtr 2022	% Over/ (Under)

Long Term Care Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	42	37	14%	38	11%
Premiums, policy and contract charges	26	25	4%	25	4%
Other revenues	—	—	-	—	-
Total revenues	68	62	10%	63	8%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	68	62	10%	63	8%

Expenses
Distribution expenses	(4)	(3)	33%	(3)	33%
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	44	53	17%	62	29%
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	3	2	(50)%	3	-
General and administrative expense	7	6	(17)%	4	(75)%
Adjusted operating expenses	50	58	14%	66	24%
Pretax adjusted operating earnings (loss)	$18	$4	NM	$(3)	NM

Long Term Care Policyholder Reserves, net of reinsurance (1)
Active Life Reserves	$1,939	$2,487	(22)%	$1,949	(1)%
Disabled Life Reserves	608	565	8%	606	-
Total long term care policyholder reserves, net of reinsurance	$2,547	$3,052	(17)%	$2,555	-

(1) SFAS 115 requires GAAP reserves to include all unrealized gains on available for sale securities in the portfolio to be reported as if they were realized on the last day of the accounting period with all financial impacts flowing through other comprehensive income.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	4 Qtr 2022	4 Qtr 2021	% Over/ (Under)	3 Qtr 2022	% Over/ (Under)

Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	1	NM	—	-
Net investment income	9	7	29%	8	13%
Premiums, policy and contract charges	—	1	NM	—	-
Other revenues	55	55	-	55	-
Total revenues	64	64	-	63	2%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	64	64	-	63	2%

Expenses
Distribution expenses	—	—	-	1	NM
Interest credited to fixed accounts	60	63	5%	61	2%
Benefits, claims, losses and settlement expenses	2	1	NM	2	-
Amortization of deferred acquisition costs	2	3	33%	(2)	NM
Interest and debt expense	—	—	-	—	-
General and administrative expense	4	4	-	4	-
Adjusted operating expenses	68	71	4%	66	(3)%
Pretax adjusted operating earnings (loss)	$(4)	$(7)	43%	$(3)	(33)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Eliminations (1) Adjusted Operating Results
(in millions, unaudited)	4 Qtr 2022	4 Qtr 2021	% Over/ (Under)	3 Qtr 2022	% Over/ (Under)

Revenues
Management and financial advice fees	$(36)	$(37)	3%	$(35)	(3)%
Distribution fees	(259)	(353)	27%	(270)	4%
Net investment income	(11)	(4)	NM	(5)	NM
Premiums, policy and contract charges	(8)	(8)	-	(8)	-
Other revenues	—	1	NM	—	-
Total revenues	(314)	(401)	22%	(318)	1%
Banking and deposit interest expense	(3)	(1)	NM	(2)	50%
Adjusted operating total net revenues	(311)	(400)	22%	(316)	2%

Expenses
Distribution expenses	(281)	(378)	(26)%	(293)	(4)%
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	—	(8)	NM	(5)	NM
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	(8)	(3)	NM	(3)	NM
General and administrative expense	(22)	(11)	NM	(15)	47%
Adjusted operating expenses	(311)	(400)	(22)%	(316)	(2)%
Pretax adjusted operating earnings (loss)	$—	$—	-	$—	-

(1) The majority of the amounts represent the impact of inter-segment transfer pricing for both revenues and expenses.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Capital Information
(in millions, unaudited)	December 31, 2022	December 31, 2021	September 30, 2022

Long-term Debt Summary
Senior notes	$2,800	$2,800	$2,800
Finance lease liabilities	30	40	33
Other (1)	(9)	(8)	(11)
Total Ameriprise Financial long-term debt	2,821	2,832	2,822
Non-recourse debt of consolidated investment entities	2,363	2,164	2,401
Total long-term debt	$5,184	$4,996	$5,223

Total Ameriprise Financial long-term debt	$2,821	$2,832	$2,822
Finance lease liabilities	(30)	(40)	(33)
Other (1)	9	8	11
Total Ameriprise Financial long-term debt excluding finance lease liabilities and other	$2,800	$2,800	$2,800

Total equity (2) (3)	$3,613	$5,941	$3,257
Equity of consolidated investment entities	(7)	(3)	(6)
Total equity excluding CIEs	$3,606	$5,938	$3,251

Total Ameriprise Financial capital (3)	$6,434	$8,773	$6,079
Total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs (3)	$6,406	$8,738	$6,051

Debt to capital
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital	43.8%	32.3%	46.4%
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs (2)	43.7%	32.0%	46.3%

(1) Includes adjustments for net unamortized discounts, debt issuance costs and other lease obligations.
(2) Includes accumulated other comprehensive income, net of tax.
(3) The company revised prior period Consolidated Financial Statements to correct shadow unearned revenue liability balances associated with universal life insurance products.

Ameriprise Financial, Inc.
Consolidated Balance Sheets
(in millions, unaudited)	December 31, 2022	December 31, 2021

Assets
Cash and cash equivalents	$6,964	$7,127
Cash of consolidated investment entities	133	121
Investments	44,524	35,810
Investments of consolidated investment entities	2,354	2,184
Separate account assets	73,962	97,491
Receivables	15,779	16,205
Receivables of consolidated investment entities	20	17
Deferred acquisition costs	3,160	2,782
Restricted and segregated cash and investments	2,229	2,795
Other assets (1)	9,341	11,375
Other assets of consolidated investment entities	2	3
Total Assets	$158,468	$175,910

Liabilities
Policyholder account balances, future policy benefits and claims	$36,067	$35,750
Separate account liabilities	73,962	97,491
Customer deposits	30,775	20,227
Short-term borrowings	201	200
Long-term debt	2,821	2,832
Debt of consolidated investment entities	2,363	2,164
Accounts payable and accrued expenses	2,242	2,527
Other liabilities (1)	6,305	8,641
Other liabilities of consolidated investment entities	119	137
Total Liabilities	154,855	169,969

Equity
Ameriprise Financial
Common shares ($.01 par)	3	3
Additional paid-in capital	9,517	9,220
Retained earnings	19,531	17,525
Treasury stock	(23,089)	(21,066)
Accumulated other comprehensive income, net of tax (1)	(2,349)	259
Total Equity	3,613	5,941
Total Liabilities and Equity	$158,468	$175,910

(1) The company revised prior period Consolidated Financial Statements to correct shadow unearned revenue liability balances associated with universal life insurance products.

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Quarter Ended December 31,		Per Diluted Share Quarter Ended December 31,		% Over/ (Under)
(in millions, except per share amounts, unaudited)	2022	2021	2022	2021
Net income	$494	$701	$4.43	$5.96	(26)%
Less: Net realized investment gains (losses) (1)	(7)	9	(0.06)	0.08
Add: Market impact on non-traditional long-duration products (1)	360	79	3.24	0.67
Add: Mean reversion-related impacts (1)	(31)	(45)	(0.28)	(0.38)
Add: Market impact of hedges on investments (1)	—	(18)	—	(0.15)
Add: Integration/restructuring charges (1)	15	18	0.13	0.15
Less: Net income (loss) attributable to consolidated investment entities	(2)	(2)	(0.02)	(0.02)
Add: Tax effect of adjustments (2)	(74)	(5)	(0.66)	(0.04)
Adjusted operating earnings	$773	$723	$6.94	$6.15	13%

Weighted average common shares outstanding:
Basic	108.9	114.6
Diluted	111.4	117.6

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Year-to-date December 31,		Per Diluted Share Year-to-date December 31,		% Over/ (Under)
(in millions, except per share amounts, unaudited)	2022	2021	2022	2021
Net income	$2,559	$2,760	$22.51	$23.00	(2)%
Add: Basic to diluted share conversion	—	—	—	—
Less: Net realized investment gains (losses) (1)	(97)	87	(0.85)	0.73
Add: Market impact on non-traditional long-duration products (1)	(211)	656	(1.86)	5.47
Add: Mean reversion-related impacts (1)	268	(152)	2.36	(1.27)
Add: Market impact of hedges on investments (1)	—	22	—	0.18
Less: Block transfer reinsurance transaction impacts (1)	—	521	—	4.34
Add: Integration/restructuring charges (1)	50	32	0.44	0.27
Less: Net income (loss) attributable to consolidated investment entities	(4)	(3)	(0.04)	(0.03)
Add: Tax effect of adjustments (2)	(43)	11	(0.38)	0.09
Adjusted operating earnings	$2,724	$2,724	$23.96	$22.70	6%
Less: Pretax impact of annual unlocking/loss recognition	(169)	(8)	(1.49)	(0.07)
Less: Tax effect of annual unlocking/loss recognition	35	2	0.31	0.02
Adjusted operating earnings excluding Unlocking	$2,858	$2,730	$25.14	$22.75	11%

Weighted average common shares outstanding:
Basic	111.3	117.3
Diluted	113.7	120.0

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings and Pretax Adjusted Operating Margin
	Quarter Ended December 31,
(in millions, unaudited)	2022	2021
Total net revenues	$3,617	$3,760
Less: Net realized investment gains (losses)	(9)	9
Less: Market impact on non-traditional long-duration products	(50)	13
Less: Mean Reversion related impacts	—	—
Less: Market impact of hedges on investments	—	18
Less: Integration/restructuring charges	—	—
Less: CIEs revenue	31	15
Adjusted operating total net revenues	$3,645	$3,705

Total expenses	$2,998	$2,894
Less: CIEs expenses	34	18
Less: Integration/restructuring charges	15	18
Less: Market impact on non-traditional long-duration products	310	92
Less: Mean reversion-related impacts	(31)	(45)
Less: DAC/DSIC offset to net realized investment gains (losses)	(2)	—
Adjusted operating expenses	$2,672	$2,811

Pretax income	$619	$866
Pretax adjusted operating earnings	$973	$894

Pretax income margin	17.1%	23.0%
Pretax adjusted operating margin	26.7%	24.1%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended December 31, 2021
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$866	$894
Income tax provision	$165	$171

Effective tax rate	19.0%	19.1%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended December 31, 2022
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$619	$973
Income tax provision	$125	$200

Effective tax rate	20.3%	20.6%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Year-to-date December 31, 2022
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$3,182	$3,391
Income tax provision	$623	$667

Effective tax rate	19.6%	19.7%

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income “AOCI”
	Twelve Months Ended December 31,
(in millions, unaudited)	2022	2021
Net income	$2,559	$2,760
Less: Adjustments (1)	(165)	36
Adjusted operating earnings	2,724	2,724
Less: Annual unlocking/loss recognition, net of tax (2)	(134)	(6)
Adjusted operating earnings excluding Unlocking	$2,858	$2,730

Total Ameriprise Financial, Inc. shareholders’ equity	$4,453	$5,944
Less: Accumulated other comprehensive income, net of tax	(1,487)	556
Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI	5,940	5,388
Less: Equity impacts attributable to the consolidated investment entities	—	2
Adjusted operating equity	$5,940	$5,386

Return on equity excluding AOCI	43.1%	51.2%
Adjusted operating return on equity excluding AOCI (3)	45.9%	50.6%
Adjusted operating return on equity excluding AOCI and Unlocking (3)	48.1%	50.7%

(1) Adjustments reflect the trailing twelve months' sum of after-tax net realized investment gains/losses, net of deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; the market impact on non-traditional long-duration products, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; mean reversion related impacts; block transfer reinsurance transaction impacts; gain on disposal of business; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration/restructuring charges; and the impact of consolidating certain investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) After-tax is calculated using the statutory tax rate of 21%.
(3) Adjusted operating return on equity excluding accumulated other comprehensive income (AOCI) is calculated using the trailing twelve months of earnings excluding the after-tax net realized investment gains/losses, net of DSIC and DAC amortization, unearned revenue amortization and the reinsurance accrual; the market impact on non-traditional long-duration products, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; mean reversion related impacts; block transfer reinsurance transaction impacts; gain on the disposal of business; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; integration/restructuring charges; the impact of consolidating certain investment entities; and discontinued operations in the numerator, and Ameriprise Financial shareholders' equity excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.